UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2020

DSP GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-35256 (Commission File Number)	94-2683643 (I.R.S. Employer Identification No.)

2055 Gateway Place, #480, San Jose, California (Address of Principal Executive Offices)	95110 (Zip Code)

972-9-952-9696
(Registrant’s Telephone Number, Including Area Code)

With a copy to:
Jaclyn Liu, Esq.
Morrison & Foerster llp
425 Market Street
San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 per share	DSPG	The NASDAQ Stock Market LLC

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 9, 2020, DSP Group, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”), disclosing that DSP Group Ltd, the Israeli subsidiary of the Company (“Israeli Sub”), entered into a share purchase agreement (the “SPA”) with SoundChip SA, a privately held Swiss company (“SoundChip”), SoundChip’s shareholders and Mark Donaldson, Ben Skelton and Paul Darlington, as founders and shareholders’ representatives.  The SPA provided that, upon the terms and subject to the conditions set forth therein, the Israeli Sub would acquire all of the issued and outstanding share capital of SoundChip (the “Acquisition”).  The Acquisition was completed on July 1, 2020.  Pursuant to the terms of the SPA, Israeli Sub paid an initial purchase price of approximately $14.4 million (with a portion held in escrow in accordance with the terms of the SPA) on July 1, 2020 (the “Initial Purchase Price”) and agreed to pay future contingent cash milestone payments of up to $6 million upon the achievement by certain customer and product sales milestones during the period from July 1, 2020 to December 31, 2022. The Company funded the Initial Purchase Price from existing cash. The Initial Purchase Price is subject to a further post-closing working capital true up.

Furthermore, the Company has reviewed the Acquisition since the Original Form 8-K was filed, and has determined that no historical financial statements or pro forma financial information contemplated by Item 9.01 are required to be filed in relation to the Acquisition.

The foregoing description of the SPA does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the SPA, a copy of which was filed as Exhibit 10.1 to the Original Form 8-K, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: July 6, 2020	By:	/s/ Dror Levy
Dror Levy
Chief Financial Officer and Secretary